Exhibit "B"

FIRST AMENDMENT TO RETAIL LEASE

This First Amendment to Retail Lease ("Agreement") is dated the 25th day of April 2019 by and between LG Tallahassee Market Square, LLC, a Texas limited liability company ("Landlord"), identified as the Landlord in that Retail Lease dated on or about August 6, 2018 ("Lease") and Prime Meridian Bank, a Florida banking corporation ("Tenant"), identified as Tenant in the Lease, with both Landlord and Tenant being sometimes referred to collectively herein as "the parties," and with the following terms governing such agreement:

RECITALS

WHEREAS, the Lease contains terms, rights and obligations between the parties, including in Section 6 and Exhibit "E" of the Lease as to how certain improvement and construction activity on and around Tenant's leased premises ("Demised Premises") will occur and be coordinated by the parties; and

WHEREAS, the Lease affords Tenant an allowance to perform the work defined as "Tenant's Work" in the Lease, and also requires Landlord to undertake certain work as to the roof, HVAC, and ceiling, as set forth in subsections A, B, and C of Article III, Exhibit E to the Lease, and to do so at its own cost; and

WHEREAS, the Lease does contemplate and require the parties to complete their respective work in a cooperative manner, with the stated intention of Landlord first completing its work as to the Demised Premises; and

WHEREAS, the parties mutually agree that it would be advantageous and cost-effective for Tenant to have the right and discretion to undertake the roof, HVAC, and ceiling work itself, with Landlord agreeing to reimburse Tenant in a manner outside of the Tenant Improvement Allowance, as defined in the Lease; and

NOW, THEREFORE in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Tenant hereby agrees to undertake the work defined as Landlord's Work in subsections A, B, and C of Article III, Exhibit E to the Lease ("Tenant's Additional Work"). Tenant's Additional Work shall be completed in good and workmanlike manner, free of any mechanic's or materialman's lien, and shall be in conformity with the applicable building code or other applicable governmental requirements of the city in which the Demised Premises is located. Landlord agrees to reimburse Tenant in the amount of Two Hundred Ten Thousand and No/100 Dollars ($210,000.00) for the completion of Tenant's Additional Work, which amount shall be made to Tenant within thirty (30) days of Tenant presenting written notice that the subject work is complete, including invoices therefor and

unconditional lien waivers and releases, subject to Landlord's satisfaction in Landlord's reasonable discretion.

2. The amount that Landlord pays or reimburses Tenant in accordance with Section 1, above, shall not be considered any part of or a partial payment as to the Tenant Improvement Allowance defined in the Lease, and such payments or reimbursements made as required herein shall not change or modify such allowance.

3. The parties acknowledge and agree that the items defined as Landlord's Work in subsections E and F of Article III, Exhibit E to the Lease are hereby completed. Accordingly, Landlord shall have no further obligations to complete Landlord's Work required pursuant to Article III of Exhibit E and the Delivery Date for purposes of the Lease shall be March 31, 2019.

4. The parties acknowledge and agree that Landlord has completed the Lot Adjustment in accordance with section 2(d) of the Lease. Accordingly, Tenant shall have no further right to terminate the Lease in accordance with section 2(d). Exhibit "B" of the Lease is hereby deleted in its entirety and replaced with Exhibit "B-1" attached hereto and incorporated herein.

5. The parties hereby agree that in the event Tenant discovers mold in the Demised Premises during the course of completing Tenant's Work or Tenant's Additional Work, Landlord shall remediate such mold containing areas (the "Remediation") at Landlord's expense, within a commercially reasonable time period. In no event shall Remediation constitute Landlord's Work or modify or extend the Delivery Date under the terms of the Lease.

6. Tenant shall construct and complete the New Access Drive, as defined in section 2(d) of the Lease, no later than June 1, 2020 (the "Access Drive Completion Date"). In the event the New Access Drive is not completed by the Access Drive Completion Date, Landlord and its successors and assigns shall be permitted to create a curb cut along the southern boundary of the Demised Premises connecting the New Access Drive with the remainder of the Shopping Center.

7. Other than what is expressly contained herein, nothing in or as to the Lease shall be changed, modified or considered altered or deleted in any manner.

8. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9. In order to induce Landlord to enter into this Agreement, Tenant represents and warrants that (i) Tenant is the current owner and holder of all rights, titles and interests of Tenant under the Lease and Tenant's rights, titles or interests in the Lease have not been assigned, transferred, mortgaged or otherwise hypothecated to any party; (ii) the Lease constitutes the entire

agreement between Landlord and Tenant, and has not been modified, changed, altered, amended or supplemented in any respect, except as set forth herein; (iii) no uncured default, event of default, or breach by Landlord or Tenant exists under the Lease, (iv) Tenant currently has no claims, offsets or defenses against Landlord for any amounts due under the Lease; and (v) the Lease is in full force and effect. In order to induce Tenant to enter into this Agreement, Landlord represents and warrants that (i) Landlord is the current owner and holder of the Lease; (ii) the Lease constitutes the entire agreement between Landlord and Tenant, and has not been modified, changed, altered, amended or supplemented in any respect, except as set forth herein; (iii) to Landlord's actual knowledge, no uncured default, event of default, or breach by Landlord or Tenant exists under the Lease, (iv) to Landlord's actual knowledge, Landlord currently has no claims, offsets or defenses against Tenant for any amounts due under the Lease; and (v) the Lease is in full force and effect.

[Remainder of Page Left Intentionally Blank. Signature Page to Follow.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement, each intending to be legally bound hereby.

LANDLORD

LG TALLAHASSEE MARKET SQUARE, LLC, a Texas limited liability company

By: LG Capital, LLC, a Texas limited liability company, its Manager

By: /s/ Will Tolliver
Name: Will Tolliver
Title: Managing Director

TENANT

PRIME MERIDIAN BANK, a Florida banking corporation

By: /s/ Sammie D. Dixon, Jr.
Name: Sammie D. Dixon, Jr.
Title: President and CEO

Exhibit "B-1"

Legal Description of Demised Premises

Parcel 2:

Commence at a concrete monument marking the Southwest corner of Lot 4, of Johnson Subdivision, a subdivision as per map or plat thereof, recorded in Plat Book 2, Page 71, of the public records of Leon County, Florida, and run thence North 89 degrees 40 minutes 52 seconds East along the South boundary of said Lot 4, a distance of 709.01 feet to a concrete monument on the Northwesterly right of way boundary of I-10, thence North 75 degrees 14 minutes 17 seconds East along said Northwesterly right of way boundary 218.30 feet to a concrete monument, thence North 00 degrees 11 minutes 32 seconds West 416.22 feet to the POINT OF BEGINNING. From said POINT OF BEGINNING continue North 00 degrees 11 minutes 32 seconds West 242.07 feet to a point lying on the South right of way boundary of Timberlane Road, thence North 89 degrees 49 minutes 38 seconds East along said right of way boundary 234.42 feet, thence run North 89 degrees 41 minutes 56 seconds East along said right-of-way boundary 60.80 feet; thence leaving said right-of-way boundary run South 00 degrees 11 minutes 58 seconds East 230.77 feet, thence run North 89 degrees 47 minutes 22 seconds West 68.74 feet; thence run South 00 degrees 00 minutes 33 seconds West 12.58 feet; thence run West 226.49 feet to the POINT OF BEGINNING containing 1.62 acres more or less.